Exhibit 1.2

NEW BANCORP, INC.

(a Maryland corporation)

Up to 805,000 Shares

(Subject to Increase to 925,750 Shares)

COMMON STOCK

(Par Value $0.01 Per Share)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

            , 2015

Keefe, Bruyette & Woods, Inc.

70 West Madison Street

Suite 2401

Chicago, Illinois 60602

Ladies and Gentlemen:

New Bancorp, Inc., a Maryland corporation (the “Company”), and New Buffalo Savings Bank, a federally-chartered mutual savings bank (the “Bank” and, together with the Company, the “NB Parties”), hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc. (“KBW” or the “Agent”), as follows:

Section 1. The Offering. The Bank, in accordance with the Plan of Conversion of New Buffalo Savings Bank, dated May 28, 2015 (the “Plan”), intends to convert from mutual to stock form and to reorganize into a holding company structure as a wholly owned subsidiary of the Company (the “Conversion”). All capitalized terms used in this Agency Agreement (this “Agreement”) and not defined in this Agreement shall have the meanings set forth in the Plan. The Conversion is being conducted in accordance with the laws of the United States and the applicable regulations of the Office of the Comptroller of the Currency (the “OCC”) (such laws and the regulations are referred to herein as the “Conversion Regulations”). In connection with the Conversion, the Company will offer shares of its common stock, $0.01 par value per share (“Common Stock”), in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with $50.00 or more on deposit as of the close of business on March 31, 2014 (“Eligible Account Holders”), (2) tax-qualified employee plans of the Bank, (3) depositors of the Bank with $50.00 or more on deposit as of the close of business on             , 2015 (“Supplemental Eligible Account Holders”), and (4) other eligible depositors of the Bank as of the close of business on             , 2015 and eligible borrowers of the Bank as of December 31, 1989 who maintain such borrowings as of the close of business on             , 2015 (“Other Members”).

The Company may offer Shares (as hereinafter defined), if any, remaining after the Subscription Offering in a community offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered (the “Community Offering”) with a preference to natural persons and trusts of natural persons residing in Berrien County, Michigan. In the event a Community Offering is held, it may be held at any time during or promptly after the Subscription Offering. Depending on market conditions, Shares available for sale but not subscribed for in the Subscription Offering or purchased in the Community Offering may, at the request of the Company, be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering”) as described in subsection 4(a)(iii) below. Pursuant to the Plan, the Company is offering a minimum of 595,000 shares and a maximum of 805,000 shares (subject to an increase up to 925,750 shares) of Common Stock (the “Shares”), in the Subscription Offering, and, if necessary, in the Community Offering and/or the Syndicated Community Offering (collectively, the “Offering”). Upon completion of the Offering, pursuant to the Plan 100% of the outstanding common stock of the Bank will be held by the Company. The Company will sell the Shares in the Offering at $10.00 per share (the “Purchase Price”). If the number of Shares offered is increased or decreased in accordance with the Plan, the term “Shares” shall mean such greater or lesser number, as applicable.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) a Registration Statement on Form S-1 (File No. 333-204842) in order to register the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereto as have been required to the date hereof (the “Registration Statement”). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time such prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

In connection with the Conversion, the Bank filed with the OCC an Application for Conversion on Form AC (together with any other required ancillary applications and/or notices, the “Conversion Application”). The Company has filed with the Board of Governors of the Federal Reserve (the “Federal Reserve”) an application on Form H-(e)1 (the “Holding Company Application”) to become a savings and loan holding company under the Home Owners’ Loan Act, as amended (the “HOLA”), and the regulations promulgated thereunder. Collectively, the Conversion Application and the Holding Company Application are referred to as the “Applications.”

Section 2. Retention of Agent. Subject to the terms and conditions herein set forth, the NB Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the NB Parties with respect to the Company’s sale of the Shares in the Offering.

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the NB Parties as to the matters set forth in (i) the letter agreement, dated May 20, 2015, between the Bank and KBW (the “Engagement Letter”) and (ii)

the matters set forth in the letter agreement, dated May 20, 2015, regarding Services of Conversion Agent and Data Processing Records Management Agent, between the Bank and KBW (the “Conversion Agent Engagement Letter” and, together with the Engagement Letters, the “Engagement Letters”). It is acknowledged by the NB Parties that the Agent shall not be required to purchase any Shares or be obligated to take any action that is inconsistent with all applicable laws, regulations, decisions or orders.

Except as described in Section 14 of this Agreement, the obligations of the Agent pursuant to this Agreement shall terminate upon the earlier of (i) the completion, termination or abandonment of the Plan by the NB Parties, (ii) the termination of the Offering and (iii) 45 days after the completion of the Subscription Offering (the “End Date”). All fees or expenses due to the Agent hereunder but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the NB Parties and the Agent may agree to renew this Agreement under mutually acceptable terms and subject to the approval of any governmental agency having jurisdiction over such matters.

In the event the Company is unable to sell a minimum of 595,000 Shares by the End Date, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares the full amount that it may have received from them plus accrued interest, as set forth in the Prospectus, and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in Sections 4(a), 10, 12, 13 and 14 hereof, which shall survive the termination of this Agreement.

Section 3. Sale and Delivery of Shares. If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery statement of ownership for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 11 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. The release of Shares against payment therefor shall be made on a date and at a place mutually acceptable to the NB Parties and the Agent. Statements of ownership for Shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

Section 4. Compensation. (a) The Agent shall receive the following compensation for its services hereunder:

(i)	A non-refundable cash fee in the amount of $25,000 (the “Management Fee”), all of which has been earned in full and paid prior to the date hereof.

(ii)

A non-refundable cash fee in the amount of $225,000 (the “Success Fee”), which shall be paid upon the completion of the Subscription Offering and the Community Offering. For the avoidance of doubt, the obligation to pay to KBW the full Success Fee upon completion of the Subscription Offering and any Community Offering shall survive any termination of this Agreement, including any termination occurring prior to the completion of such offerings. The Management Fee shall be credited against the Success Fee.

(iii)	If any Shares remain unsold after the completion of the Subscription Offering and any Community Offering, at the request of the Company, KBW will seek to form a syndicate of registered broker-dealers (“Selected Dealers”) to assist in a Syndicated Community Offering, on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement to be entered into by and among KBW and the Selected Dealers under the terms set forth as Exhibit A, with such changes thereto as agreed to by KBW and the Selected Dealers. KBW will endeavor to distribute the Common Stock among the Selected Dealers in a fashion which best meets the distribution objectives of the Company and the Conversion. In the event of a Syndicated Community Offering, KBW will be paid a transaction fee equal to 6.0% of the aggregate purchase price of the shares of Common Stock sold in the Syndicated Community Offering (the “Transaction Fee”). The Success Fee will be credited against the Transaction Fee. From the Transaction Fee, KBW will pass onto the Selected Dealers, if any, who assist in the Syndicated Community Offering an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected with the assistance of a Selected Dealer other than KBW shall be transmitted by KBW to such Selected Dealer.

(iv)	In connection with the Subscription Offering, if, as a result of any resolicitation of subscribers undertaken by the Company, KBW reasonably determines that it is required or requested to provide significant services, KBW will be entitled to additional compensation for such services in an amount mutually agreed by KBW and the Company, which additional compensation will not exceed $25,000.

(v)	A non-refundable cash fee in the amount of $35,000 (the “Services Fee” and, together with the Management Fee, Success Fee and Transaction Fee, the “Offering Fees”), $5,000 of which has been earned in full and paid prior to the date hereof, in connection with KBW’s provision of services as conversion agent and data processing records management agent pursuant to the Conversion Agent Engagement Letter; provided that in the event of any material changes in applicable regulations or the Plan, or delays requiring duplicate or replacement processing due to changes to record dates, KBW will be entitled to additional compensation in an amount mutually agreed by KBW and the Company. The balance of the Services Fee shall be due and payable immediately upon the completion of the Offering.

(b)	KBW shall be reimbursed for its reasonable out-of-pocket expenses, not to exceed $25,000 (subject to the provisions of this paragraph), related to the Offering, including, but not limited to, costs of travel, meals and lodging, clerical assistance, photocopying, telephone, facsimile and couriers. KBW will also be reimbursed for fees and expenses of its counsel not to exceed $75,000 (subject to the provisions of this paragraph). These expense caps assume no unusual circumstances or delays, and no resolicitation in connection with the Offering. The NB Parties acknowledge and agree that, in the event unusual circumstances arise or resolicitation occurs (including but not limited to a delay in the Offering that would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering documents), such expense caps may be increased by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of KBW and an additional $15,000 in the case of additional fees and expenses of KBW’s legal counsel. In no event shall out-of-pocket expenses, including fees and expenses of counsel, exceed $125,000. The provisions of this paragraph shall not apply to or in any way impair the indemnification, contribution or liability limitation provisions set forth in this Agreement.

(c)	KBW shall be reimbursed for its reasonable out-of-pocket expenses incurred in connection with the services provided pursuant to the Conversion Agent Engagement Letter, regardless of whether the Offering is consummated, provided that such out-of-pocket expenses shall not exceed $5,000 without the Company’s written consent, which shall not be unreasonably withheld, conditioned or delayed. Not later than two days before the closing of the Offering, KBW will provide the Company with documentation of all reimbursable expenses of KBW, to be paid at closing. The provisions of this paragraph shall not apply to or in any way impair the indemnification, contribution or liability limitation provisions set forth in this Agreement.

Section 5. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the NB Parties. At the closing, the NB Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 4 and 10 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms set forth in the Prospectus.

Section 6. Representations and Warranties of the NB Parties.

The NB Parties jointly and severally represent and warrant to the Agent that:

(a)

Each of the NB Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, and, as of the Closing Date, each of the NB Parties will have all such power, authority, authorizations, approvals and orders as may be required to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the Engagement Letters and the consummation of the transactions contemplated herein have been, or will be as of the Closing Date, duly and validly authorized by all necessary corporate action on the part of each of the NB Parties. This Agreement has been validly executed and delivered by each of the NB Parties, and is a valid, legal and binding obligation of each of the NB Parties, in each case enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, or the rights of creditors of insured financial institutions and their holding companies, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 12 or 13 hereof may be unenforceable as against public policy.

(b)	The Registration Statement was declared effective by the Commission on [ ], 2015. No stop order has been issued with respect to the Prospectus. No proceedings related to the Prospectus have been initiated or, to the knowledge of the NB Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the 1933 Act Regulations, and the Registration Statement and the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date, the Registration Statement, including the Prospectus (including any amendment or supplement thereto) and, when taken together with the Prospectus, any Blue Sky Application or Sales Information (as such terms are defined in Section 12 hereof) authorized by any of the NB Parties for use in connection with the Offering, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the NB Parties by the Agent expressly regarding the Agent or its counsel for use in the Prospectus; for purposes of this Agreement, the only information so furnished shall be the information in the last sentence of the first paragraph under the caption “Market for the Common Stock” in the Prospectus (the “Agent Information”).

(c)	Any statistical and market related data contained in any Permitted Free Writing Prospectus (as hereinafter defined), the Prospectus and the Registration Statement are based on or derived from sources which the NB Parties believe are reliable and accurate. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) or statement of belief contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(d)	Neither the Company nor the Bank has directly or indirectly distributed or otherwise used, and will not, without the prior consent of the Agent, directly or indirectly distribute or otherwise use, any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the Company’s or the Bank’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the Offering and the sale of the Shares.

(e)	The Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the Offering or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the Offering. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), the Company met the conditions required by Rules 164 and 433 for the use of a free writing prospectus (without reliance on subsections (b), (c) and (d) for Rule 164). If required to be filed, the Company has filed any issuer free writing prospectus related to the offered Shares at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Company’s records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Company will file or retain such free writing prospectus as required by Rule 433.

(f)	As of each Applicable Time (as defined below), neither (x) the Issuer General Free Writing Prospectus(es) issued at or prior to such Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with the Agent Information. As used in this paragraph and elsewhere in this Agreement:

(i)	“Applicable Time” means each and every date and time when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

(ii)	“Statutory Prospectus,” as of any time, means the Prospectus relating to the Shares that is included in the Registration Statement relating to the Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

(iii)	“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the Shares in the form filed or required to be filed or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

(iv)	“Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

(v)	“Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus. The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

(vi)	“Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the NB Parties and the Agent.

(g)

Each Issuer Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the Shares or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

(h)	The Conversion Application, including the Prospectus and the proxy statement for the solicitation of proxies from members of the Bank for the special meeting to approve the Plan (the “Proxy Statement”), was prepared by the Company and the Bank and filed with the OCC. The Conversion Application was approved by the OCC on [ ], 2015. The Prospectus and Proxy Statement have each been authorized for use by the OCC. As of [ ], 2015 and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus and the Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with the Conversion Regulations, except to the extent waived in writing by the OCC. The Conversion Application, including the Prospectus and the Proxy Statement (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(h) shall not apply to statements or omissions made in reliance upon and in conformity with the Agent Information.

(i)	The Holding Company Application has been prepared by the Company and the Bank in material conformity with the requirements of the Federal Reserve and approved by the Federal Reserve. A conformed copy of the Holding Company Application has been delivered to the Agent and its counsel, receipt of which is hereby acknowledged by the Agent.

(j)	No order has been issued by the OCC, the Federal Reserve, the Commission or any state securities administrator preventing or suspending the use of the Prospectus or any supplemental sales literature authorized by the NB Parties for use in connection with the Offering, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the knowledge of the NB Parties, threatened.

(k)

Pursuant to the Conversion Regulations, the Plan has been, or prior to the Closing Date will be, approved by the Board of Directors of each of the Bank and the Company, and is subject to approval by the members of the Bank; at the Closing Date, the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Bank by the OCC, the Commission or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion, and in the manner described in the Prospectus. To the knowledge of the NB Parties, no person has sought to obtain review of the final action of the OCC in approving the Plan, the Conversion Application or the Holding Company Application pursuant to applicable statutes or regulations.

(l)	Keller & Company, Inc., which prepared an independent valuation of the Common Stock of the Company as of May 13 2015 (as amended or supplemented, if so amended or supplemented, the “Appraisal”), has advised the NB Parties in writing that it is independent with respect to each of the NB Parties within the meaning of the Conversion Regulations, and the NB Parties believe Keller & Company, Inc. to be expert in preparing appraisals of savings institutions.

(m)	BKD, LLP, which certified the audited financial statements filed as part of the Registration Statement and the Conversion Application, has advised the NB Parties that it is an independent certified public accountant within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, and BKD, LLP is, with respect to the NB Parties and each subsidiary thereof, an independent certified public accountant as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(n)	The financial statements, schedules and notes related thereto that are included in the Prospectus fairly present in all material respects the financial condition, results of operations, changes in equity and cash flows of the Bank at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the SEC and United States generally accepted accounting principles (“GAAP”) (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as noted in the notes to the financial statements), present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the OCC, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly compiled and consistently applied on the basis described therein and the assumptions used in the preparation thereof are reasonable and the adjustments made therein are appropriate to give effect to the transactions and circumstances therein.

(o)	Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, results of operations, capital, assets, properties, business affairs or prospects of the NB Parties, taken as a whole, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Bank or in the principal amount of the Bank’s assets that are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of the Bank, nor have the NB Parties issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business in amounts consistent with past periods; (iii) there have not been any material transactions entered into by the NB Parties that have not been disclosed in the Prospectus; (iv) there has not been any material adverse change in the aggregate dollar amount of the Bank’s deposits or its consolidated net worth; (v) there has been no material adverse change in the NB Parties’ relationship with their insurance carriers, including, without limitation, cancellation or other termination of the NB Parties fidelity bond or any other type of insurance coverage; (vi) there has been no material change in executive management of any of the NB Parties; (vii) none of the NB Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the NB Parties is in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the NB Parties conform in all material respects to the descriptions thereof contained in the Prospectus; (x) none of the NB Parties has any material contingent or other liabilities, except as set forth in the Prospectus; and (xi) there has been no dividend or distribution of any kind declared, paid or made by the NB Parties.

(p)	At the Closing Date, the Company will be a stock corporation duly organized and validly existing under the laws of Maryland, with corporate power and authority to own its properties and to conduct its business, as described in the Prospectus, and will be qualified to transact business and will be in good standing in Michigan and in each other jurisdiction in which the conduct of business requires such qualification, unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the conduct of the business, financial condition, results of operations, capital, properties, business affairs or prospects of the NB Parties taken as a whole (a “Material Adverse Effect”). On the Closing Date, the Company will have obtained all licenses, permits and other governmental authorizations then required for the conduct of its business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect; and as of the Closing Date, all such licenses, permits and governmental authorizations will be in full force and effect, and the Company will be in compliance therewith in all material respects, and the Company will be in compliance in all material respects with all laws, rules, regulations and orders applicable to the operation of its business. The Company does not own equity securities or any equity interest in any other business enterprise except the Bank.

(q)	The Bank maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r)	The books, records and accounts and systems of internal accounting control of the Bank comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). As of the Closing Date, the Company will establish and maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the 1934 Act) that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Company’s management (including the Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms under the 1934 Act. To the knowledge of the Bank, BKD, LLP and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Bank’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Bank’s internal accounting controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Bank’s internal control over financial reporting.

(s)	Each of the NB Parties carries, or is covered by, insurance in such amounts and covering such risks as are prudent and customary in the business in which they are engaged, and all policies of insurance insuring the Company or the Bank are in full force and effect. Each NB Party is in compliance with the terms of such insurance policies and instruments in all material respects and there are no claims by any of them under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. No NB Party has been refused any insurance coverage sought or applied for, nor has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(t)	The Bank has been duly organized and is a validly existing federally chartered savings bank in the mutual form of organization and upon the Conversion will become a wholly owned subsidiary of the Company, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. The Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect, all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, the Bank does not own equity securities or any equity interest in any other active business enterprise except the Federal Home Loan Bank of Indianapolis (the “FHLB-Indianapolis”), ML Partners, LLC or as would not be material to the operations of the Bank. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. § 1467a (m). Upon completion of the Conversion, (i) all of the authorized and outstanding capital stock of the Bank will be duly authorized, validly issued, fully paid and non-assessable, and owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction of any kind and (ii) the Company will have no direct subsidiaries other than the Bank. At the Closing Date, the Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and the Conversion Regulations or letters or orders of approval, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the OCC or any other governmental agency, if any, will have been complied with by the NB Parties in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

(u)	Except as described in the Prospectus, there are no encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of the Company or the Bank (i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party.

(v)	The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect. Neither the Bank, nor any of its directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(w)	Upon completion of the Conversion, the authorized capital stock of the Bank will consist of 7,000,000 shares of common stock, of $0.01 par value per share (the “Bank Common Stock”) and 3,000,000 shares of preferred stock, of $0.01 par value per share (the “Bank Preferred Stock”), of which 100 shares of Bank Common Stock and no shares of Bank Preferred Stock will be issued and outstanding immediately following the Conversion; no additional shares of Bank Common Stock will be issued upon completion of the Conversion.

(x)	The Bank is a member of the FHLB-Indianapolis. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the maximum limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the NB Parties, threatened.

(y)	Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption “Capitalization” and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date (except for the shares issued upon incorporation of the Company); the Shares have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable and owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. Upon consummation of the Conversion, there will be no outstanding warrants or options to purchase any securities of the Company. The Shares will have been issued in compliance with federal and state securities laws and conform in all material respects to the description of the Shares contained in the Prospectus. The issuance of the Shares is not subject to preemptive rights, except for the subscription rights granted pursuant to the Plan. The terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers of Shares against payment therefor as set forth in the Plan and the Prospectus, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

(z)

None of the NB Parties is or at the Closing Date will be (i) in violation of their respective charters or bylaws, as applicable or (ii) in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound that would be reasonably expected to result in a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) violate or conflict with the charter or bylaws or other governing documents of any of the NB Parties; (ii) conflict with, or constitute a breach of or default under, any material contract, lease or other instrument to which any of the NB Parties is a party or by which any of the properties of the NB Parties may be bound, or any applicable law, rule, regulation or order, except for such violations, conflicts, breaches or defaults that would not individually or in the aggregate result in a Material Adverse Effect; (iii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the NB Parties, except for such violations which would not be reasonably expected to have a Material Adverse Effect; or (iv) result in the creation of any lien, charge or encumbrance upon any property of the NB Parties, except for such liens, charges or encumbrances that would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(aa)	All documents made available to or delivered or to be made available to or delivered by the NB Parties or their representatives in connection with the issuance and sale of the Shares, including records of account holders, and depositors of the Bank, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the CF Parties or their representatives, to the knowledge of the NB Parties, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(bb)	No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of any of the NB Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which any of the NB Parties is a party or by which any of their property is bound or affected in any respect which, in any such case, would be reasonably expected to have a Material Adverse Effect, and such agreements are in full force and effect; and no other party to any such agreement has instituted or, to the knowledge of any of the NB Parties, threatened any action or proceeding wherein any of the NB Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the NB Parties, would be reasonably expected to have a Material Adverse Effect.

(cc)	The NB Parties have good and marketable title to all real property and good title to all other assets which are material to the businesses of the NB Parties, free and clear of all liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus, the pledging of assets to secure advances from the FHLB-Indianapolis, or where the absence of good and marketable title, or good title, as the case may be, or the existence of such liens, charges, encumbrances, restrictions or other claims would not be reasonably expected to have a Material Adverse Effect; and all of the leases and subleases which are material to the businesses of the NB Parties, taken as a whole, including those described in the Registration Statement or Prospectus, are in full force and effect.

(dd)

The NB Parties are not in violation of any directive from the OCC, or any other agency, to make any material change in the method of conducting their respective businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC); the NB Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commission and the OCC), except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect, and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of any of the NB Parties, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which might be reasonably expected to result in a Material Adverse Effect.

(ee)	Prior to the Closing Date, the NB Parties will have received opinions of their special counsel, Luse Gorman, PC, with respect to the federal income tax consequences of the Conversion and an opinion from BKD, LLP with respect to the Michigan income tax consequences of the Conversion; all material aspects of the opinions of Luse Gorman, PC and BKD, LLP are accurately summarized in the Registration Statement and Prospectus, and the facts upon which such opinions are based are truthful, accurate and complete, and none of the NB Parties will intentionally take any action inconsistent therewith.

(ff)	The NB Parties have filed all required federal and state tax returns, paid all taxes that have become due and payable, except where permitted to be extended or where the failure to pay such taxes would not be reasonably expected to have a Material Adverse Effect, and made adequate reserves for similar future tax liabilities to the extent required by GAAP, and no deficiency has been asserted with respect thereto by any taxing authority. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the NB Parties or with the issuance or sale by the Company of the Shares.

(gg)	No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the NB Parties of this Agreement, or the issuance of the Shares, except for the approval of the Federal Reserve, the OCC and the Commission, such approvals as may be required under the rules of the Financial Industry Regulatory Authority (“FINRA”), and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

(hh)

None of the NB Parties has: (i) issued any securities within the last 18 months except for (a) notes to evidence Bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, and (b) shares of Common Stock issued with respect to the initial capitalization of the Company; (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (iii) engaged any intermediary between the Agent and the NB Parties in connection with the Offering or the offering of shares of the Common Stock of the Company, and no person is being compensated in any manner for such services. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all Shares are sold.

(ii)	To the knowledge of the NB Parties, the NB Parties have not made any payment of funds of the NB Parties as a loan to any person for the purchase of Shares, except for the Company’s loan to the employee stock ownership plan, the proceeds of which may be used to purchase Shares, or has made any other payment or loan of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(jj)	The NB Parties are in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and all applicable regulations promulgated thereunder, and, except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceedings before any governmental authority pending or, to the knowledge of the Bank, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated hereunder.

(kk)	All Sales Information (as defined in Section 12(a)) used by the Company in connection with the Offering that is required by the Federal Reserve, OCC or the SEC to be filed has been filed with the Federal Reserve, OCC or the SEC, as applicable.

(ll)

None of the NB Parties nor any properties owned or operated by any of them, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of any of the NB Parties, threatened relating to the liability of any property owned or operated by any of the NB Parties under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, whether by type or by quantity, including any material containing any such substance as a component.

(mm)	The NB Parties own, or have valid, binding, enforceable and sufficient licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Prospectus (collectively, the “NB Parties’ Intellectual Property”). The NB Parties’ Intellectual Property is valid, subsisting and enforceable, and none of the patents owned or licensed by the NB Parties is unenforceable or invalid. To the NB Parties’ knowledge, no NB Party has infringed or otherwise violated any intellectual property rights of any third person nor is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any of the NB Parties’ Intellectual Property. No person has asserted in writing, or to the NB Parties’ knowledge, threatened to assert any claim against, or notified, the NB Parties that (i) the NB Parties have infringed or otherwise violated any intellectual property rights of any third person, (ii) the NB Parties are in breach or default of any contract under which any of the NB Parties’ Intellectual Property is provided, (iii) such person will terminate a contract described in clause (ii) or adversely alter the scope of the rights provided thereunder or (iv) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any of the NB Parties’ Intellectual Property. To the knowledge of each NB Party, no third party is infringing or otherwise violating any of the NB Parties’ Intellectual Property.

(nn)	The NB Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(oo)	The records used by the NB Parties to determine the identity of Eligible Account Holders and Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(pp)	None of the NB Parties is required to be registered as an investment company under the Investment Company Act of 1940.

(qq)	Any certificates signed by an officer of any of the NB Parties and delivered to the Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the NB Parties to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(rr)	No NB Party maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as may be disclosed in the Registration Statement and the Prospectus. In addition, (i) the employee benefit plans, including any pension plans and employee welfare benefit plans, of the NB Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the NB Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the NB Parties and (iv) all Employee Plans of the NB Parties that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the NB Parties, threatened, claims by or on behalf of any Employee Plan of the NB Parties, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(ss)	No NB Party, or, to the their knowledge, any director, officer, agent, employee or affiliate of any NB Party, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt)	To the extent applicable, all disclosures contained in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act.

(uu)	As of the date hereof and as of the Closing Date, except as described in the Prospectus, no NB Party is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, written agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from (including, without limitation, any notification from the OCC or the Federal Reserve of a proposal to increase the minimum capital requirements of a NB Party) or has adopted any board resolutions at the request of, any regulatory authority that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has any NB Party been advised by any regulatory authority that such regulatory authority is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any regulatory authority with respect to any report or statement relating to any examinations of the Company or the Bank that would be reasonably expected to result in a Material Adverse Effect.

(vv)	Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in any unlawful stabilization or manipulation of the price of any security of the Company.

(ww)	No relationship, direct or indirect, exists between or among any NB Party, on the one hand, and the directors, officers, shareholders, customers or suppliers of such NB Party, on the other, that is required by the 1933 Act to be described in the Registration Statement or Prospectus and that is not so described.

(xx)	Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(yy)	The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) applicable to it and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness.

(zz)	All of the loans represented as assets of the NB Parties in the Registration Statement or Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not be reasonably expected to have a Material Adverse Effect.

(aaa)	To the NB Parties’ knowledge, there are no affiliations or associations between the Agent and any of the NB Parties’ officers or directors.

(bbb)	The Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Luse Gorman, PC.

Section 7. Representations and Warranties Of The Agent. The Agent represents and warrants to the Company that:

(a)	The Agent is a corporation validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the NB Parties hereunder.

(b)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 12 and 13 hereof may, with respect to the Agent, be unenforceable as against public policy).

(c)	Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d)	The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or Bylaws of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound, in each case that would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

(e)	No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)	No action, suit, charge or proceeding before the Commission, FINRA, any state securities commission or any court is pending or, to the knowledge of Agent, threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

Section 8. Covenants of the NB Parties.

The NB Parties hereby jointly and severally covenant with the Agent as follows:

(a)	The Company will not, at any time after the date the Registration Statement is initially filed, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel a reasonable opportunity to review and comment on such amendment or supplement. The Company will furnish promptly to the Agent and its counsel copies of all correspondence from the Commission with respect to the Registration Statement and the Company’s responses thereto.

(b)	The Company represents and agrees that it has not made and, unless it obtains the prior written consent of the Agent, will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC. Any such free writing prospectus consented to in writing by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the SEC where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the SEC any electronic road show.

(c)	If at any time following issuance of a Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict in any material respect with the information contained in the Registration Statement or Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent that any use of such Permitted Free Writing Prospectus may cease until it is amended or supplemented, and the Company will promptly amend or supplement such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d)	The NB Parties will not, at any time after the date any Application is approved, file any amendment or supplement to any Application without providing the Agent and its counsel a reasonable opportunity to review and comment on the non-confidential portions of such amendment or supplement. The NB Parties will furnish promptly to the Agent and its counsel copies of all correspondence from the OCC and the Federal Reserve with respect to the Applications and the NB Parties’ responses thereto.

(e)	The NB Parties will use their best efforts to cause the Federal Reserve to approve the Company’s acquisition of the Bank, and will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the Conversion Application to be approved by the Federal Reserve, as applicable, and will promptly upon receipt of any information concerning the events listed below notify the Agent (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application as amended, has been approved by the OCC; (iii) when the Holding Company Application, as amended, has been approved by the Federal Reserve; (iv) of the receipt of any comments from the OCC or Federal Reserve or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (v) of any request by the Commission, the OCC, the Federal Reserve, or any other governmental entity for any amendment or supplement to the Registration Statement or the Applications or for additional information; (vi) of the issuance by the Commission the OCC or the Federal Reserve, or any other governmental agency of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the NB Parties under the Conversion Regulations or other applicable law, or the threat of any such action; or (vii) of the issuance by the Commission the OCC or the Federal Reserve, or any other federal or state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose. The NB Parties will make every reasonable effort to prevent the issuance by the Commission the OCC, the Federal Reserve, or any other federal or state authority of any order referred to in (vi) and (vii) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(f)	The Company will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations.

(g)	The NB Parties will deliver to the Agent and to its counsel two conformed copies of each of the following documents, with all exhibits: the Applications as originally filed and each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the NB Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings.

(h)	The NB Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1933 Act Regulations, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act and the 1933 Act Regulations. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(i)	The NB Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby, imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), to be complied with prior to the Closing Date; and when the Prospectus is required to be delivered, the NB Parties will comply in all material respects, at their own expense, with all requirements imposed upon them by the OCC, the Federal Reserve, the Conversion Regulations (except as modified or waived in writing by the OCC or Federal Reserve, as applicable), the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations, in each case as from time to time in force, so far as is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(j)	The Company will prepare the Prospectus in a form approved by the Agent and will file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the SEC’s close of business on the second business day following the date such Prospectus is first used.

(k)

During any period when the Prospectus is required to be delivered, each of the NB Parties will inform the Agent of any event or circumstance of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the NB Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the NB Parties will, at their expense, prepare, file with the

Commission and the OCC, and furnish to the Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (after a reasonable time for review by counsel for the Agent) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the NB Parties will furnish such information with respect to itself as the Agent may from time to time reasonably request.

(l)	Pursuant to the terms of the Plan, the Company will endeavor in good faith, in cooperation with the Agent, to register or to qualify the Shares for offering and sale or to exempt such Shares from registration and to exempt the Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salespersons or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Company will make and file such statements and reports as are required by the applicable regulatory authority in connection with such registration or qualification.

(m)	The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, any shares of their capital stock or securities convertible into or exercisable for shares of their capital stock, without the Agent’s prior written consent other than the Shares or in connection with any plan or arrangement described in the Prospectus, including existing stock benefit plans.

(n)	The NB Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds from the Offering.”

(o)	The NB Parties will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1933 Act Regulations, and the laws of any state in which the Shares are qualified for sale.

(p)	On or prior to the Closing Date, the Company shall register its Common Stock under Section 12(g) of the 1934 Act. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by applicable law.

(q)	During the period during which Shares are registered under the 1934 Act, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, shareholders’ equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act). During the period of three years from the date hereof, the Company will furnish to the Agent unless available on the Commission’s EDGAR system: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its shareholders or filed with the Commission, the OCC, the Federal Reserve or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release, and material news items and additional documents and information with respect to the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other non-confidential information concerning the NB Parties as the Agent may reasonably request.

(r)	The NB Parties will maintain appropriate arrangements for depositing with the Bank all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering, on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Company’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The NB Parties will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the NB Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(s)	Within ninety (90) days following the Closing Date, the Company will register as a savings and loan holding company under the HOLA.

(t)	The NB Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with Rule 5130 of FINRA.

(u)	Until the Closing Date, the NB Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission and the OCC.

(v)	The NB Parties shall comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Federal Reserve, the OCC, the Conversion Regulations, the Commission, the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with subsequent to the Closing Date. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

(w)	None of the NB Parties will amend the Plan without the consent of the Agent, which consent shall not be unreasonably withheld.

(x)	Immediately upon completion of the sale by the Company of the Shares and the completion of certain transactions necessary to implement the Plan, (i) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Company, (ii) the Company shall have no direct subsidiaries other than the Bank, and (iii) the Offering and the Plan shall have been effected by the NB Parties in all material respects in accordance with, as applicable, the Plan, the Conversion Application, the Holding Company Application, the Registration Statement, all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed on the NB Parties by the OCC, the Federal Reserve, the SEC, or any other governmental authority, if any, shall have been complied with by the NB Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

(y)	The Company shall provide the Agent with any information necessary to allow the Agent to manage the allocation process in order to permit the Company to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

(z)	Prior to the Closing Date, the NB Parties will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(aa)	The Company will not deliver the Shares until the NB Parties have satisfied or caused to be satisfied each condition set forth in Section 11 hereof, unless such condition is waived in writing by the Agent.

(bb)	Prior to the Closing Date, the Plan shall have been approved by the members of the Bank in accordance with the Plan and the Conversion Regulations and the applicable provisions, if any, of the Bank’s charter and bylaws.

(cc)	Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the NB Parties will: (i) issue any securities or incur any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business in amounts consistent with past periods, or (ii) enter into any transaction which is material in light of the business and properties of the NB Parties, taken as a whole.

(dd)	The NB Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130.

(ee)	The facts and representations provided to Luse Gorman, PC by the Company and upon which Luse Gorman, PC will base its opinion under Section 11(c)(1) of this Agreement are and will be truthful, accurate and complete.

(ff)	The Company will not distribute any offering material in connection with the Offering except for the Prospectus and the Sales Information (as defined in Section 12 hereof) that has been filed by the Bank with the Conversion Application and the Holding Company Application and has been authorized for use by the OCC and the Federal Reserve. The Sales Information will not conflict in any material respect with the information contained in the Prospectus.

(gg)	For a period of three years following the date hereof, the Company and the Bank will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by the SEC.

(hh)	The Company will file with the SEC such information on Form 10-K or Form 10-Q as may be required by Rule 463 of the 1933 Act Regulations.

(ii)	The Company will report the use of proceeds of the Offering in accordance with Rule 463 of the 1933 Act Regulations.

(jj)	The Company will comply, and use its best efforts to cause its directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of federal and state securities laws and the rules and regulations thereunder.

(kk)	The Company shall notify the Agent when funds shall have been received from the minimum number of Shares set forth in the Prospectus.

Section 9. Covenants Of The Agent. The Agent hereby covenants with the NB Parties as follows:

(a)	During the Offering, the Agent shall comply, in all material respects, with all requirements imposed upon it by the OCC and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations with respect to the Offering.

(b)	The Agent shall distribute the Prospectus in connection with the sales of the Common Stock in accordance with the Conversion Regulations, the 1933 Act and the 1933 Act Regulations.

Section 10. Payment of Expenses. Whether or not the Conversion is completed or the sale and issuance of the Shares by the Company is consummated, the NB Parties will pay for all their expenses incident to the performance of this Agreement customarily borne by issuers, including without limitation: (a) the preparation and filing of the Applications; (b) the preparation, printing, filing, delivery and mailing of the Registration Statement, including the Prospectus, and all documents related to the Offering and proxy solicitation; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Company under the securities or blue sky laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of FINRA related to the Agent’s fairness filing under FINRA Rule 5310; (e) fees and expenses related to the preparation of the independent appraisal; (f) fees and expenses related to auditing and accounting services; (g) expenses relating to advertising, temporary personnel, investor meetings and stock information center; and (h) transfer agent fees and costs of preparation and distribution of stock certificates. In the event that the Agent incurs any expenses on behalf of the NB Parties, the NB Parties will pay or reimburse the Agent for such expenses regardless of whether the Conversion is successfully completed, and such reimbursements will not be included in the expense limitations set forth above.

Section 11. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the NB Parties herein contained are, at and as of the commencement of the Offering and (except to the extent such representations and warranties speak as of an earlier date) at and as of the Closing Date, true and correct in all material respects (except to the extent such representations or warranties are qualified as to materiality, in which case they shall be true and correct in all respects), the condition that the NB Parties shall have performed, in all material respects, all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

(a)	At the Closing Date, the NB Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OCC, the Federal Reserve and the Commission or any other government authority.

(b)	The Registration Statement shall have been declared effective by the Commission and the Conversion Application and Holding Company Application shall have been approved by the OCC and Federal Reserve, respectively, and, at the Closing Date, no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the NB Parties, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Conversion shall have been issued, or proceedings therefor initiated or, to the knowledge of the NB Parties, threatened by the OCC, the Federal Reserve, the Commission, or any other governmental authority. The Shares shall have been registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company.

(c)	At the Closing Date, the Agent shall have received:

(1)	The opinion, dated as of the Closing Date, of Luse Gorman, PC, in form and substance satisfactory to the Agent and counsel for the Agent, to the effect as attached hereto as Exhibit B:

(2)	In addition, such counsel shall state in a separate letter that during the preparation of the Registration Statement, the Prospectus, the Conversion Application, and the Holding Company Application, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of, the NB Parties, at which conferences the contents of the Registration Statement, the Prospectus, the Conversion Application, the Holding Company Application, the Proxy Statement and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Registration Statement, the Prospectus, the Conversion Application, the Holding Company Application and the Proxy Statement, and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their opinion (relying as to materiality as to factual matters on certificates of officers and other factual representations by the NB Parties), nothing has come to their attention that would lead them to believe that the Registration Statement, the Prospectus, the Conversion Application, the Holding Company Application or the Proxy Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	Prior to the mailing of the Prospectus, a blue sky memorandum from Luse Gorman, PC relating to the Offering, including Agent’s participation therein, shall have been furnished to the Company with a copy thereof addressed to Agent or upon which Luse Gorman, PC permits the Agent to rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(e)	Concurrently with the execution of this Agreement, the Agent shall receive a letter from BKD, LLP dated the date hereof and addressed to the Agent in form and substance satisfactory to the Agent containing statements and information of the type ordinarily included in auditors’ “comfort letters” to underwriters and marketing agents with respect to the financial statements and financial information contained in the Registration Statement and the Prospectus.

(f)	At the Closing Date, the Agent shall receive a letter from BKD, LLP dated the Closing Date, addressed to the Agent, confirming the statements made by its letter delivered pursuant to subsection (d) of this Section 11, the specified date referred to in such letter, through which certain procedures described in such letter have been performed, shall be a date not be more than three business days prior to the Closing Date.

(g)	At the Closing Date, counsel to the Agent shall have been furnished with such documents as counsel for the Agent may reasonably require for the purpose of enabling them to advise the Agent with respect to the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

(h)	At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the NB Parties, dated the Closing Date, to the effect that:

(i)	they have examined the Registration Statement and at the time the Registration Statement became effective, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii)	there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect otherwise than as set forth or contemplated in the Registration Statement and the Prospectus;

(iii)	the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date;

(iv)	the NB Parties have complied in all material respects with all material agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, including the conditions contained in this Section 11;

(v)	no stop order has been issued or, to their knowledge, is threatened, by the Commission or any other governmental body;

(vi)	no order suspending the Offering, the Conversion, the acquisition of all outstanding capital stock of the Bank by the Company or the effectiveness of the Registration Statement has been issued and to their knowledge, no proceedings for any such purpose have been initiated or threatened by the OCC, the Federal Reserve, the Commission, or any other federal or state authority; and

(vii)	to their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OCC in approving the Plan or to enjoin the Conversion.

(i)	At the Closing Date, the Agent shall receive a letter from Keller & Company, Inc., dated as of the Closing Date,

(i)	confirming that said firm is independent of the NB Parties and is experienced and expert in the area of corporate appraisals,

(ii)	stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and

(iii)	further stating that its opinion of the aggregate pro forma market value of the NB Parties expressed in the Appraisal as most recently updated, remains in effect.

(j)	None of the NB Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, otherwise than as set forth in the Registration Statement and Prospectus, that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(k)	Prior to and at the Closing Date, in the reasonable opinion of the Agent there shall have been no material adverse change in the financial condition or in the earnings or business of any of the NB Parties independently, or the NB Parties taken as a whole, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein.

(l)	At or prior to the Closing Date, the Agent shall receive (i) a copy of the Conversion Application and a copy of the letters from the OCC approving the Conversion Application, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a copy of the letter from the Federal Reserve approving the Holding Company Application, (iv) a certificate from the FHLB-Indianapolis evidencing the Bank’s membership therein, (v) a certificate from the FDIC evidencing the Bank’s insurance of accounts, and (vi) any other documents that Agent shall reasonably request.

(m)	Subsequent to the date hereof, there shall not have occurred any of the following:

(i)	a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the NASDAQ Stock Market (“NASDAQ”), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or by order of the Commission or any other governmental authority other than temporary trading halts;

(ii)	a general moratorium on the operations of federally insured financial institutions or a general moratorium on the withdrawal of deposits from commercial banks or other federally insured financial institutions declared by either federal or state authorities; or

(iii)	a material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including, without limitation, terrorist activities after the date hereof, the effect of which, in the reasonable judgment of the Agent, is so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or purchase orders, for the sale of the Shares.

(n)	Prior to and at the Closing date, none of the NB Parties will have received from the Federal Reserve, the OCC or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent).

(o)	FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(p)	All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and to counsel for the Agent. Any certificate signed by an officer of the Company or the Bank and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or the Bank, as the case may be, to the Agent as to the statements made therein.

Section 12. Indemnification.

(a)

The NB Parties jointly and severally agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, and their respective partners, officers, directors, agents, attorneys, servants, employees, successors and assigns (each, a “Related Person”), against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, that the Agent or any of its Related Persons may suffer or to which the Agent or any of its Related Persons may become subject under all applicable federal and state laws or otherwise, and reasonably related to or arising out of the Conversion or the Offering or the engagement of the Agent pursuant to, or the performance by the Agent of, the services contemplated by this Agency Agreement, and to promptly reimburse the Agent or any of its Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel according to normal hourly rates) incurred by the Agent or any of its Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, or other instrument or document executed by any of the NB Parties or based upon written information supplied by any of the NB Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the “Blue Sky Applications”), or any application or other document, advertisement, or communication (“Sales Information”) prepared, made or executed by or on behalf of any of the NB Parties with its consent or based upon information furnished by or on behalf of any of the NB Parties, in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), the Applications, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from any claims made with respect to the accuracy, reliability and completeness of the records identifying the Eligible Account Holders and Supplemental Eligible Account Holders or Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this subsection (a) to the extent such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto), the Applications, the Blue Sky Applications or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with the Agent Information. The NB Parties will not be responsible for any loss, liability, claim, damage or expense to the extent a court of competent jurisdiction finds they result primarily from material oral misstatements by the Agent to a purchaser or prospective purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by the Agent in bad faith or from the Agent’s gross negligence or willful misconduct, and the Agent agrees to repay to the NB Parties any amounts advanced to it by the NB Parties in connection with matters as to which it is found by a court of competent jurisdiction not to be entitled to indemnification hereunder.

(b)	The Agent agrees to indemnify and hold harmless the NB Parties and their Related Persons against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of subsection (c) below), joint or several, which the NB Parties or any of their Related Persons, may suffer or to which the NB Parties or any of their Related Persons, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the NB Parties and their Related Persons upon written demand for any reasonable expenses (including reasonable out-of-pocket expenses, fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Applications or any Blue Sky Applications or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent’s obligations under this Section 12(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Applications, Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the NB Parties by the Agent or its representatives (including counsel) expressly for use in such documents. As of the date of this Agreement, the only such information provided for such use is contained in the Prospectus in the last sentence of the first paragraph under the caption “Market for the Common Stock”.

(c)	Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 12, Section 13 or otherwise, except to the extent the failure to give such notice promptly results in material prejudice to the indemnifying party. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it reasonably acceptable to the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties, and except for any local counsel) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any action, proceeding or suit, which settlement is effected without its prior written consent. Neither the NB Parties nor the Agent shall, without the written consent of the other, settle or compromise any claim against them or it based upon circumstances giving rise to an indemnification claim against the other party hereunder unless such settlement or compromise provides that each indemnified party shall be unconditionally and irrevocably released from all liability in respect to such claim and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	The agreements contained in this Section 12 and in Section 13 hereof and the representations and warranties of the NB Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, agents, attorneys, servants or employees or by or on behalf of any of the NB Parties or any officers, directors, controlling persons, agents, attorneys, servants or employees of any of the NB Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement. Notwithstanding the prior sentence, Sections 12 and 13 hereof are subject to and limited by all applicable securities and banking laws and regulations including Section 23A and 23B of the Federal Reserve Act and Part 359 of the Regulations of the FDIC.

Section 13. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 12 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the NB Parties or the Agent, the NB Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification (including any investigation, legal and other expenses incurred in connection therewith and any amount paid in settlement of any action, suit, or proceeding of any claims asserted, but after deducting any contribution received by the NB Parties or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that (i) the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 4 of this Agreement (not including expenses) (“Agent’s Fees”), less any portion of Agent’s Fees paid by Agent to assisting brokers, bears to the total proceeds received by the NB Parties from the sale of the Shares in the Offering, net of all expenses of the Offering, except Agent’s Fees and (ii) the NB Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 12 above, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits received by the NB Parties on the one hand and the Agent on the other from the Offering, but also the relative fault of the NB Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the NB Parties on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering, except Agent’s fees, net of all expenses of the Offering, received by the NB Parties bear, with respect to the Agent, to the total fees (not including expenses) received by the Agent less the portion of such fees paid by the Agent to assisting brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the NB Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The NB Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 13 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement less the portion of such fees paid by the Agent to assisting brokers. It is understood and agreed that the above-stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution with respect to any loss or liability arising from such misrepresentation from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the NB Parties and the Agent under this Section 13 and under Section 12 shall be in addition to any duties, obligations and liabilities which the NB Parties and the Agent may otherwise have. For purposes of this Section 13, each of the Agent’s and the NB Parties’ officers, directors and controlling persons within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the NB Parties and the Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 13, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 13. Notwithstanding anything to the contrary in this Agreement, none of the NB Parties shall provide any contribution under this Agreement to the extent prohibited by applicable securities and banking laws and regulations, including Section 23A and 23B of the Federal Reserve Act and Part 359 of the Regulations of the FDIC.

Section 14. Survival. All representations, warranties and indemnities and other statements contained in this Agreement, or contained in certificates of officers of the NB Parties or the Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent or its controlling persons, or by or on behalf of the NB Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of the Agent, any of the NB Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

Section 15. Termination.

(a)	Agent may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(i)	In the event (a) the Plan is abandoned or terminated by the NB Parties; (b) the Company fails to consummate the sale of the minimum number of Shares prior to , 20 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law; or (c) immediately prior to commencement of the Offering, the Agent terminates this relationship because such material adverse changes in the condition of the NB Parties or the prospective market for the Company’s Common Stock as in the Agent’s good faith opinion would make it inadvisable to proceed with the Offering, sale or delivery of the Shares, this Agreement shall terminate and the NB Parties shall refund to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest in accordance with Section 2 hereof, and any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 2, 4, 10, 12, 13 and 14 hereof.

(ii)	If any of the conditions specified in Section 11 hereof shall not have been fulfilled when and as required by this Agreement or waived in writing by the Agent, this Agreement and all of the Agent’s obligations hereunder may be canceled by the Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 4(a) and 10 (relating to the reimbursement of expenses) and Sections 12, 13 and 14 hereof.

(iii)	If Agent elects to terminate this Agreement as provided in this Section 15(a), the NB Parties shall be notified by the Agent as provided in Section 16 hereof.

(iv)	If this Agreement is terminated in accordance with the provisions of this Section 15(a), the Agent shall retain the Offering Fees paid to it pursuant to Section 4(a) and the NB Parties shall reimburse the Agent for any of its other actual, accountable, reasonable out-of-pocket expenses pursuant to Section 10, including, without limitation, communication, legal and travel expenses.

(b)	Either Agent or the NB Parties may terminate this Agreement in the event any of the NB Parties (in the event of a termination initiated by Agent) or Agent (in the event of a termination initiated by the NB Parties) is in material breach of the representations and warranties or covenants in this Agreement and such breach has not been cured within 15 days after the party initiating termination provides notice of such breach to the breaching party. If this Agreement is terminated by Agent under circumstances that would permit termination under Section 15(a) of this Agreement, then the provisions of Section 15(a) shall apply, regardless of whether this Agreement could also be terminated by Agent under this Section 15(b).

(c)	This Agreement may be terminated by the mutual written consent of the parties hereto.

Section 16. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be provided in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 70 West Madison Street, Suite 2401, Chicago, Illinois 60602, Attention: Mr. Harold Hanley (with copies to Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison, Suite 3900, Chicago, Illinois 60606, Attention: Brent McCauley. and to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Chief Counsel – Investment Banking), and, if sent to the NB Parties, shall be mailed, delivered or telegraphed and confirmed to the Company, and the Bank, c/o New Buffalo Savings Bank, 45 North Whittaker Street, New Buffalo, Michigan 49117, Attention: Richard C. Sauerman (with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue, NW, Suite 780, Washington, DC 20015, Attention: Steven Lanter).

Section 17. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent and the NB Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 12 and 13 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties pertaining to the subject matter hereof, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties (except for specific references to the Engagement Letters) and may not be varied except in writing signed by all the parties.

Section 18. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 19. Construction. This Agreement shall be construed in accordance with the laws of the State of New York.

Section 20. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

Very truly yours,

New Bancorp, Inc.		New Buffalo Savings Bank

By:		By:
Name:		Name:
Title:		Title:

Accepted as of the date first above written

Keefe, Bruyette & Woods, Inc.

By:
Name:	Harold T. Hanley, III
Title:	Managing Director

EXHIBIT A TO AGENCY AGREEMENT

FORM OF SELECTED DEALERS AGREEMENT

            , 2015

Keefe, Bruyette & Woods, Inc., a Stifel Company

70 West Madison Street

Suite 2401

Chicago, Illinois 60602

Ladies and Gentlemen:

We understand that you are entering into this Master Selected Dealers Agreement (the “Agreement”) in counterparts with us and other firms who may be invited to participate as dealers in offerings of securities in which you are acting as sole representative of or as one of the representatives of the underwriters comprising the underwriting syndicate. Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we elect to act as a selected dealer after receipt from you of one or more invitations by telecopy, e-mail, or other written form of communication or telephone call (confirmed immediately in writing) which refers to this Agreement, identifies the issuer, describes the securities to be offered and states the amount of securities proposed to be reserved for purchase by selected dealers. Your invitation also will include instructions for our acceptance of such invitation. At or prior to the time of an offering, you shall also advise us, to the extent applicable, of the expected offering date, the expected closing date and certain other terms of the offering, including without limitation and as applicable, the initial public offering price (or the formula for determining such price), the interest or dividend rate (or the method by which such rate is to be determined), the conversion or exchange price (or the formula for determining such price), the selling concession, the amount of any reallowance, the amount of securities to be allotted to us, and the time at which subscriptions for shares reserved for selected dealers will be opened. Such information may be conveyed by you in one or more written communications or by telephone (confirmed immediately in writing) (such communications, together with the original invitation described above, received by us with respect to the offering are hereinafter collectively referred to as the “Invitation”). The terms of such Invitation shall become a part of this Agreement with respect to the offering to which it applies.

This Agreement, as amended or supplemented by the Invitation, shall become binding with respect to our participation in an offering of securities described in an Invitation upon our acceptance thereof by telecopy, e-mail, telephone call (confirmed immediately in writing) or other form of communication specified in the Invitation if we do not revoke such acceptance in writing prior to the date and time specified in the Invitation or upon acceptance by us of an allotment of securities (such an acceptance being hereinafter referred to as an “Acceptance”). If we have not previously executed this Agreement, by our Acceptance we shall be deemed to be signatories hereof with respect to the offering to which the Acceptance relates. To the extent that any terms contained in the Invitation are inconsistent with any provisions herein, such terms shall supersede any such provisions.

The issuer of the securities in any offering of securities in which we agree to participate as a selected dealer pursuant to this Agreement, including the issuer of any guarantees relating to such securities, is hereinafter referred to as the “Issuer” and the securities to be purchased in such offering, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of an overallotment option, are hereinafter referred to as the “Securities.” A syndicated offering of securities of the Issuer in connection with the conversion of the Issuer and/or an affiliated entity from a mutual holding company structure to a stock holding company structure is hereinafter referred to as a “Conversion Offering” and the securities offered and sold by the Issuer pursuant to a Conversion Offering are hereinafter referred to as the “Conversion Stock”. Any marketing agents or underwriters of an offering of Securities in which we agree to participate as a selected dealer pursuant to this Agreement, including the Representatives (as defined below), are hereinafter collectively referred to as the “Underwriters” and the parties who agree to participate in such offering as selected dealers are hereinafter referred to as “Selected Dealers”. All references herein to “you” shall mean Keefe, Bruyette & Woods, Inc., a Stifel Company, and all references herein to the “Representatives” shall mean you and the other firms, if any, which are named as Representatives in the Invitation.

The following provisions of this Agreement shall apply separately to each individual offering of Securities. It is understood that from time to time in connection with offerings of Securities, you or the Representatives shall determine which signatories to this Agreement will be invited to become Selected Dealers for the Securities. This Agreement may be supplemented or amended by you by written notice to us and, except for supplements or amendments set forth in an Invitation relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering of Securities to which this Agreement applies after this Agreement is so amended or supplemented.

1. Conditions of Offering; Acceptance and Purchase.

(a) The offer to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions as set forth in the Invitation. Acceptance of any reserved Securities received after the time specified therefor in the Invitation and any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives’ discretion without notice and the right is reserved to reject any subscription in whole or in part. By our Acceptance, we agree to purchase as principal, on the terms and conditions set forth in the Invitation, the Offering Document (defined below) and this Agreement, the amount of Securities allotted to us by the Representatives.

(b) Notwithstanding anything in this Agreement to the contrary, any Conversion Offering (or other offering if so indicated in the Invitation) will be a “best efforts” offering and will not be underwritten. Any Conversion Offering will also be contingent and will involve a closing only after receipt of necessary documentation from the Issuer and its affiliates and satisfaction of other closing conditions specified in the agency agreement for the Conversion Offering. Any Conversion Offering will be designed to comply with applicable rules promulgated by the Securities and Exchange Commission (the “Commission”), including Rules 15c2-4, 10b-9 and 15c6-1 (see FINRA Notices to Members 98-4, 87-61 and 84-7). We represent and agree that we shall fully comply with Commission Rules 15c2-4, 10b-9 and 15c6-1 with respect to any Conversion Offering, including, but not limited to, promptly depositing or transmitting funds received from interested investors prior to the satisfaction of all closing conditions contained in the applicable agency agreement for the subject Conversion Offering by 12:00 pm on the business day following receipt of the funds, promptly delivering to the Issuer funds (less fees and commissions payable pursuant to the applicable agency agreement) for Conversion Stock sold by us in the Conversion Offering if and when all closing conditions are met, and promptly returning funds to the interested investors if the Conversion Offering does not close or if the closing occurs but some or all of an interested investors’ funds are not accepted by the Issuer. We also represent that we are aware that those who purchase in a best efforts Conversion Offering are subject to the investor purchase limitations described in the Prospectus (as hereinafter defined).

2. Offering Materials.

(a) In the case of an Invitation regarding an offer of Securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the Representatives will furnish to us, to the extent made available by the Issuer, copies (which may be in electronic form except as required pursuant to rules or regulations under the 1933 Act) of the prospectus or amended or supplemented prospectus, subject to Sections 3(e) and 3(f) below, or any “free writing prospectus” as defined in Rule 405 under the 1933 Act (excluding any documents incorporated by reference therein) to be used in connection with the offering of the Securities in such number as we may reasonably request. The term “Prospectus” means the form of prospectus (including amendments and supplements, and any documents incorporated by reference therein) authorized for use in connection with such offering.

(b) In the case of an Invitation regarding an offer of Securities for which no registration statement has been or will be filed with the Commission, the Representatives will furnish to us, to the extent made available by the Issuer, copies (which may be in electronic form except as required pursuant to rules or regulations under the 1933 Act) of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment or supplement thereto (collectively, the “Offering Circular”). The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the “Offering Document.”

(c) We agree that in purchasing Securities we will rely upon no statement whatsoever, written or oral, other than statements in the Offering Document delivered to us by the Representatives. We understand and agree that we are not authorized to give any information or make any representation not contained in the Offering Document in connection with the offering of the Securities.

(d) We agree to make a record of our distribution of each preliminary or final Offering Document and, if requested by the Representatives, we will furnish a copy of any amendment or supplement to any preliminary or final Offering Document to each person to whom we have furnished a previous preliminary or final Offering Document. Our purchase of Securities registered under the 1933 Act shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Our purchase of Securities for which no registration statement has been or will be filed with the Commission shall constitute (i) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars required for compliance with the applicable international, foreign, federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters and (ii) to the extent consistent with such laws, rules and regulations, our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars that would be required if Rule 15c2-8 (or any successor provision) under the 1934 Act applied to such offering.

(e) We understand that we are not authorized to make any offer of the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, except for any such free writing prospectus provided by the Issuer or you expressly for use in connection with the offering of the Securities provided that each such free writing prospectus (i) is correct and not misleading, (ii) is not required to be filed with the Commission pursuant to Rule 433 (except to the extent required to be filed by the Issuer and, assuming for this purpose, that the Issuer files the free writing prospectus with the Commission within the time required by Rule 433) and (iii) otherwise complies with Rule 433. Notwithstanding the foregoing, and subject to Section 3(f) below, we further understand that we may use any other free writing prospectus relating to the Securities with your prior written consent that meets the following requirements: (A) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (B) does not contain any forward-looking information or any valuation of the Issuer or the Securities, other than such information as may be set forth in any Prospectus; (C) does not contain any “issuer information” as defined in Rule 433, other than any such information as may be set forth in or derived from any Prospectus or free writing prospectus relating to the Securities that has been previously filed by the Issuer with the Commission; (D) complies with the requirements of FINRA Rule 2210 (“Communications with Customers and the Public”), including the internal approval requirements and content standards set forth therein; (E) complies with the requirements of Rule 433, including the eligibility and prospectus conditions and the legend and other information requirements, and is not required to be filed pursuant to Rule 433; and (F) has been reviewed by counsel for the Underwriters prior to first use. Our Acceptance will constitute our representation and agreement that any free writing prospectus we use will comply with this paragraph.

(f) We will indemnify, hold harmless and reimburse you, each other Underwriter and each such other person to such extent and on such terms with respect to any free writing prospectus that we use or provide to others to use, provided that our obligation under this sentence shall not be limited to any particular information in such free writing prospectus but shall apply with respect to such free writing prospectus in its entirety (other than any information that is contained in any Prospectus or free writing prospectus filed by the Issuer with the Commission and for which the Issuer has agreed to indemnify the Underwriters under the Underwriting Agreement), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation and defense, including counsel fees and expenses, which shall be paid as incurred) resulting from any breach of our agreements and representations regarding free writing prospectuses in Section 3(e) above.

3. Offering of the Securities.

(a) The Representatives will advise each Selected Dealer, in the Invitation or other written communication, of the release by the Representatives of the Securities for public offering and of the public offering price. Upon receipt of such advice, any of the Securities thereafter purchased by us pursuant to this Agreement are to be reoffered by us to the public at the public offering price, subject to the terms of this Agreement, the Invitation and the Offering Document. After the public offering of the Securities has commenced, the Representatives may change the public offering price, the selling concession and the reallowance to dealers. Except as otherwise provided herein, the Securities shall not be offered or sold by us below the public offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a reallowance from the public offering price not in excess of the amount set forth in the Invitation may be allowed to Qualified Dealers who agree that such amount is to be retained and not re-allowed in whole or in part. “Qualified Dealers” shall be brokers or dealers (as defined in the By-Laws of the Financial Industry Regulatory Authority (“FINRA”)) actually engaged in the investment banking or securities business which make the representations and agreements contained in Section 12 hereof. “Qualified Dealers” also shall include foreign banks, dealers or institutions which make the representations and agreements contained in Section 12 hereof.

(b) The offering of the Securities is made subject to delivery of the Securities and their acceptance by the Underwriters, prior sale of the Securities, the approval of all legal matters by counsel and any other conditions referred to in the Offering Document and to the terms and conditions set forth in this Agreement and the Invitation.

(c) The Representatives as such and, with the Representatives’ consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or an Underwriter, at the public offering price less all or any part of the concession to Selected Dealers.

(d) If we receive or are credited with the Selected Dealers’ concession as to any Securities purchased by us pursuant to this Agreement, which, prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities and (ii) the covering by the Representatives of any short position created by the Representatives in connection with the offering of such Securities, the Representatives purchase or contract to purchase for the account of any Underwriter or the Representatives (whether such Securities have been sold or loaned by us, or issued on transfer or in exchange for such Securities) then we agree to pay the Representatives on demand for the accounts of the several Underwriters an amount equal to the Selected Dealers’ concession and, in addition, the Representatives may charge us with any accrued interest, amortization of original issue discount, dividends, broker’s commission, dealers’ mark-ups and transfer taxes paid in connection with such purchase or contract to purchase. The Representatives may use the securities tracking system of The Depository Trust Company (“DTC”) to identify any such Securities. Securities delivered on such repurchases need not be the identical Securities originally purchased. The Representatives shall not be obligated to pay any Selected Dealers’ concession with respect to any such repurchased Securities as to which we have not yet received or been credited with the Selected Dealers’ concession and we shall remain responsible for any accrued interest, amortization of original issue discount, dividends, broker’s commission, dealers’ mark-ups or transfer taxes paid in connection with such repurchase or agreement to repurchase.

(e) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to us will be paid by such Underwriters when such Securities are delivered to us. However, we shall pay any transfer tax on sales of Securities by us and shall pay our proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against us and other Selected Dealers as a group or otherwise.

4. Over-Allotment; Stabilization; Allotments. The Representatives may, with respect to any offering of Securities, be authorized to over-allot, to purchase and sell Securities (and any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate) for their long or short account and to stabilize or maintain the market price of the Securities (and any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate), or to impose a penalty bid with respect to the Securities. We agree that upon the Representatives’ request at any time and from time to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities we will report the amount of Securities purchased by us pursuant to such offering then remaining unsold by us and will, upon the Representatives’ request at any such time, sell to the Representatives for the account of one or more Underwriters such amount of such Securities as the Representatives may designate at the public offering price less an amount to be determined by the Representatives not in excess of the Selected Dealers’ concession.

5. Open Market Transactions. Unless the Securities are “exempted securities” as defined in Section 3(a)(12) of the 1934 Act, we represent that, at all times since we were invited to participate in the offering of the Securities, we have complied and we will comply with the provisions of Regulation M applicable to such offering, in each case as interpreted by the Commission and after giving effect to any applicable exemptions. If we have been notified in writing by the Representatives that the Underwriters may conduct passive market making in compliance with Rule 103 of Regulation M in connection with the offering of the Securities, we represent that, at all times since our receipt of such notice, we have complied and we will comply with the provisions of such Rule applicable to such offering, as interpreted by the Commission and after giving effect to any applicable exemptions. The Representatives may, by notice in the Invitation or otherwise, impose additional trading restrictions on any security.

An opening uncovered writing transaction in options to acquire Conversion Stock for our account or for the account of a customer shall be deemed, for purposes of this Section 5, to be a sale of Conversion Stock which is not unsolicited. The term “opening uncovered writing transaction in options to acquire” as used above means a transaction where the seller intends to become a writer of an option to purchase any Conversion Stock which he does not own. An opening uncovered purchase transaction in options to sell Conversion Stock for our account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Conversion Stock which is not unsolicited. The term “opening uncovered purchase transaction in options to sell” as used above means a transaction where the purchaser intends to become an owner of an option to sell Conversion Stock which he does not own.

“Covered Security” means (a) the Conversion Stock, (b) any securities into which the Conversion Stock may be converted, exchanged or exercised, (c) any securities convertible into or exercisable or exchangeable for the Conversion Stock and (d) any securities which, under the terms of the Conversion Stock, may in whole or in significant part determine the value of the Conversion Stock.

6. Payment and Delivery. Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the public offering price therefor, or, if the Representatives shall so advise us, at such public price less the Selected Dealer’s concession with respect thereto, at or before 9:00 A.M. on the closing date(s) under the applicable agency agreement, by delivery to the Representatives at the offices of Keefe, Bruyette & Woods, Inc., a Stifel company, specified in Section 10 (or at such other time and address as the Representatives may specify upon at least one day’s notice), of immediately available funds payable to the order of you. If payment is made for Securities purchased by us at the public offering price, the Selected Dealers’ concession to which we may be entitled will be paid to us upon termination of the effectiveness of this Agreement with respect to the offering of such Securities. The Representatives will give us notice of the date of delivery. If applicable, the Representatives may make delivery through the facilities of DTC or any other depository or similar facility.

With respect to any Conversion Offering, we represent that none of the persons for whom we are placing orders to purchase Conversion Stock: (a) have placed an order through us in excess of the individual maximum purchase limitation established for the Conversion Offering; (b) have, together with their associates and persons acting in concert, placed orders through us in excess of the aggregate maximum purchase limitation established for the Conversion Offering; (c) have, nor have their associates, placed an order for shares of the Conversion Stock through another broker or dealer or in the subscription offering that preceded the Conversion Offering; or (d) would, upon completion of the Conversion Offering and the exchange of shares of common stock of the bank affiliated with the Issuer for shares of the Conversion Stock, own more than the maximum ownership limitation established for the Conversion Offering.

In order to satisfy regulatory requirements, we will be required to provide the Representatives with the following information prior to the closing of the Conversion Offering:

•	Total number of orders and the U.S. dollar value this represents;

•	Total number of orders for 10,000 shares or less and the U.S. dollar value this represents;

•	Total number of orders for more than 10,000 shares and the U.S. dollar value this represents.

7. Blue Sky and Other Qualifications. It is understood and agreed that the Representatives assume no obligation or responsibility with respect to the right of any Selected Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information that the Representatives may furnish as to the jurisdictions under the securities laws of which it is believed the Securities may be sold.

8. Termination.

(a) The effectiveness of this Agreement will terminate with respect to each offering of Securities to which this Agreement applies at the close of business on the 45th day after the commencement of the offering of such Securities unless terminated by the Representatives at any time prior thereto by notice to us and except for provisions hereof that contemplate obligations surviving the termination of the effectiveness of this Agreement with respect to an offering of Securities, including without limitation Sections 6 and 9 and all payment and delivery obligations and authority with respect to matters to be determined by the Representatives or by you acting on behalf of other Representatives, all of which shall survive such termination.

(b) This Agreement may be terminated by either party hereto upon five business days’ prior written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after our Acceptance for such offering, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section. Notwithstanding the foregoing and unless otherwise stated in the Invitation, our Acceptance of an Invitation after termination of this Agreement in accordance with this subsection (b) will cause the terms of this Agreement to apply to the related offering as if this Agreement was not terminated.

9. Role of the Representatives; Role of the Selected Dealers; Legal Responsibility.

(a) The Representatives are acting as representatives of each of the Underwriters in all matters connected with the offering of the Securities and, if applicable, with the Underwriters’ purchase of the Securities. Any action to be taken, authority that may be exercised or determination to be made by the Representatives hereunder may be taken, exercised or made by you on behalf of all Representatives. The obligations of each Underwriter and each Selected Dealer shall be several and not joint.

(b) The Representatives, as such, shall have full authority to take such action as they may deem advisable in all matters pertaining to the offering of the Securities or arising under this Agreement or the Invitation. The Representatives will be under no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by the Representatives herein, and no obligation on the part of the Representatives will be implied or inferred herefrom.

(c) We understand and agree that we are to act as principal in purchasing securities and we are not authorized to act as agent for the Issuer, any selling security holder or any of the Underwriters in offering the Securities to the public or otherwise.

(d) Nothing herein contained nor in any other written or oral communication shall constitute us an association, or partners, with the other Selected Dealers, the Underwriters or the Representatives, or, except as otherwise provided herein or in the Invitation, render us liable for the obligations of any other Selected Dealers, the Underwriters or the Representatives. If we and the other Selected Dealers, the Underwriters or the Representatives are deemed to constitute a partnership for federal income tax purposes, each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 and agrees not to take any position inconsistent with such election, and the Representatives are authorized, in their discretion, to execute on behalf of each Selected Dealer such evidence of such election as may be required by the Internal Revenue Service.

10. Notices. Any notices from the Representatives to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), e-mailed, telegraphed, telexed, telecopied or communicated by CommScan or Dealogic wire to us at the address set forth at the foot of this Agreement, or at such other address as we shall have advised you in writing. Any notice from us to the Representatives shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), e-mailed, telegraphed, telexed, telecopied or communicated by CommScan or Dealogic wire to:

Keefe, Bruyette & Woods, Inc., a Stifel Company
70 West Madison Street
Suite 2401
Chicago, Illinois 60602
Attn.:
Telephone:
Telecopy:

or to such other address, telephone, telecopy or telex as we shall be notified by the Representatives); provided, however, that our Acceptance will be addressed and transmitted in the manner set forth in the Invitation. Communications by telecopy, fax, e-mail, CommScan, Dealogic wire or other written form shall be deemed to be “written” communications.

11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State, without regard to principles of conflict of laws.

12. Certain Representations and Agreements. We represent that we are (a) a member in good standing of FINRA, or (b) a foreign bank, broker, dealer or institution not eligible for membership in FINRA. If we are such a member of FINRA, we agree that in making sales of Securities we will comply, and if we are not such a member of FINRA, we agree that in making sales of Securities we will comply as though we were a member, in each case with all applicable interpretative materials and FINRA Rules, including, without limitation, FINRA Rule 5130 (relating to new issues) and FINRA Rule 5141 (relating to selling concessions, discounts and other allowances). If we are such a foreign bank, broker, dealer or other institution, we agree not to offer or sell any Securities in the United States of America or its territories or possessions or to persons who are nationals thereof or residents therein (except through the Representatives) and in making sales of Securities we agree to comply with FINRA Rule 2420 as it applies to a nonmember broker or dealer in a foreign country. We also represent that the incurrence by us of our obligations hereunder in connection with the offering of Securities will not place us in violation of Rule 15c3-1 (or any successor provision) under the 1934 Act, if such requirements are applicable to us, or the capital requirements of any other regulator to which we are subject. We agree that in selling Securities pursuant to any offering (which agreement shall also be for the benefit of the Issuer or other seller or such Securities) we will comply with all applicable laws, rules and regulations, including the applicable laws, rules and regulations, including the applicable provisions of the 1933 Act and the 1934 Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the offering and in the case of an offering referred to in Section 3(b) hereof, the applicable laws, rules and regulations of any applicable regulatory body.

We represent, by our participation in an offering of Securities, that neither us nor any of our directors, officers, partners or “persons associated with” us (as defined in the By-Laws of FINRA) nor, to our knowledge, any “related person” (as defined in the By-Laws of FINRA, which definition includes counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any other persons associated with or related to any of the foregoing) within the last twelve months had any dealings with the Issuer, any selling security holder or any subsidiary or controlling person of any of the foregoing (other than in connection with the syndicate agreements relating to such offering) as to which documents or information are required to be filed with FINRA pursuant to FINRA Rule 5190 or any other applicable rules of FINRA.

We will notify you immediately if any of our representations contained in this Agreement cease to be accurate.

Very truly yours,

(Print name of firm)

By:

Print Name:

Title:

Address:

Telephone:

Telecopy:

Telex:

Confirmed as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC., A STIFEL COMPANY

By:
Name:
Title: